UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2005

McKesson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13252	943207296
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

McKesson Plaza, One Post Street, San Francisco, California		94104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415-983-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2005, McKesson Corporation (the "Company") entered into an amendment of its contract with the United Kingdom’s National Health Service ("NHS") to implement an integrated Electronic Staff Record system for managing human resources and payroll. Key terms and conditions of the amendment include: (i) a thirty month extension of the original ten year contract term; (ii) a cash payment of GBP 78.8 million (approximately US$143 million) from the NHS to the Company, primarily for its investment in the project to date; and (iii) an updated implementation plan. The signed amendment contains terms and conditions substantially similar to those contained in the Company’s tentative agreement with the NHS previously disclosed in the Company’s Form 10-K for the fiscal year ended March 31, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation

June 23, 2005	By:	Ivan D. Meyerson

Name: Ivan D. Meyerson
Title: Executive Vice President, General Counsel and Secretary